UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Harbinger Group Inc. (NYSE: HRG) (the “Company”) announced that on December 14, 2012, it priced an offering of $700 million aggregate principal amount of its 7.875% senior secured notes due 2019 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Company entered into a Purchase Agreement (the “Purchase Agreement”) with certain initial purchasers named therein (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to purchase, and the Company has agreed to sell, $700 million aggregate principal amount of the Company’s Notes. The Notes are being issued at 99.362% of the principal amount thereof. The Initial Purchasers intend to resell the Notes in an offering exempt from registration under the Securities Act of 1933, as amended (the “Offering”). The Company expects the Offering to close on December 24, 2012, subject to the satisfaction of customary closing conditions and the Purchase Agreement also contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.

The Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful. This report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

In the ordinary course of their businesses, the Initial Purchasers and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: December 14, 2012	By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 14, 2012